Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 of Owlet, Inc. of our report dated March 25, 2022 relating to the financial statements of Owlet, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
April 20, 2022
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